EXHIBIT 99.1

4Q 2024

SUPPLEMENTAL INFORMATION PACKAGE

COPT DEFENSE PROPERTIES

COPT Defense Properties
Supplemental Information + Earnings Release - Unaudited
For the Period Ended 12/31/24

OVERVIEW	Summary Description	1
	Equity Research Coverage	2
	Selected Financial Summary Data	3
	Selected Portfolio Data	5

FINANCIAL STATEMENTS	Consolidated Balance Sheets	6
	Consolidated Statements of Operations	7
	Funds from Operations	8
	Diluted Share + Unit Computations	9
	Adjusted Funds from Operations	10
	EBITDAre + Adjusted EBITDA	11

PORTFOLIO INFORMATION	Properties by Segment	12
	Consolidated Real Estate Revenues + NOI by Segment	13
	Cash NOI by Segment	14
	NOI from Real Estate Operations + Occupancy by Property Grouping	15
	Same Property Average Occupancy Rates by Segment	16
	Same Property Period End Occupancy Rates by Segment	16
	Same Property Real Estate Revenues + NOI by Segment	17
	Same Property Cash NOI by Segment	18
	Leasing	19
	Lease Expiration Analysis	21
	2025 Defense/IT Portfolio Quarterly Lease Expiration Analysis	23
	Top 20 Tenants	24

INVESTING ACTIVITY	Operating Property Acquisitions	25
	Summary of Development Projects	26
	Development Placed in Service	27
	Summary of Land Owned/Controlled	28

CAPITALIZATION	Capitalization Overview	29
	Summary of Outstanding Debt	30
	Debt Analysis	32
	Consolidated Real Estate Joint Ventures	33
	Unconsolidated Real Estate Joint Ventures	34	Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

RECONCILIATIONS + DEFINITIONS	Supplementary Reconciliations of Non-GAAP Measures	35
	Definitions	38

EARNINGS RELEASE		i

COPT Defense Properties
Summary Description
THE COMPANY
COPT Defense Properties (the “Company” or “COPT Defense”), an S&P MidCap 400 Company, is a self-managed real estate investment trust (“REIT”) focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (which we refer to herein as our Defense/IT Portfolio). Our tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. The ticker symbol under which our common shares are publicly traded on the New York Stock Exchange is “CDP”. As of December 31, 2024, our Defense/IT Portfolio of 195 properties, including 24 owned through unconsolidated joint ventures, encompassed 22.4 million square feet and was 96.8% leased.

MANAGEMENT	Stephen E. Budorick, President + CEO	INVESTOR RELATIONS	Venkat Kommineni, VP
	Britt A. Snider, EVP + COO		443.285.5587 | venkat.kommineni@copt.com
Anthony Mifsud, EVP + CFO
Michelle Layne, Manager
443.285.5452 | michelle.layne@copt.com

CORPORATE CREDIT RATING
Fitch: BBB- Stable | Moody’s: Baa3 Positive | S&P: BBB- Stable

DISCLOSURE STATEMENT
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023.

1	4Q 2024 Supplemental Information Package

COPT Defense Properties
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
BTIG	Tom Catherwood	212.738.6410	tcatherwood@btig.com
Citigroup Global Markets	Michael Griffin	212.816.5871	michael.a.griffin@citi.com
Evercore ISI	Steve Sakwa	212.446.9462	steve.sakwa@evercoreisi.com
Green Street	Dylan Burzinski	949.640.8780	dburzinski@greenstreet.com
JP Morgan	Tony Paolone	212.622.6682	anthony.paolone@jpmorgan.com
Truist Securities	Michael Lewis	212.319.5659	michael.r.lewis@truist.com
Wedbush Securities	Richard Anderson	212.938.9949	richard.anderson@wedbush.com
Wells Fargo Securities	Blaine Heck	410.662.2556	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through FactSet. Any opinions, estimates or forecasts the above analysts make regarding COPT Defense’s future performance are their own and do not represent the views, estimates or forecasts of COPT Defense’s management.

2	4Q 2024 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended					Years Ended
SUMMARY OF RESULTS	Refer.	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Net income (loss)	7	$36,467	$37,397	$36,407	$33,671	$34,820	$143,942	$(74,347)
NOI from real estate operations	13	$106,340	$105,526	$105,410	$101,657	$98,656	$418,933	$384,077
Same Property NOI	17	$98,343	$98,651	$98,672	$95,403	$94,854	$391,069	$376,839
Same Property cash NOI	18	$98,485	$97,104	$97,614	$91,619	$89,493	$384,822	$352,666
Adjusted EBITDA	11	$98,628	$99,236	$98,592	$95,841	$93,934	$392,297	$360,681
FFO per NAREIT	8	$76,033	$76,460	$75,346	$72,799	$72,360	$300,638	$281,225
Diluted AFFO avail. to common share and unit holders	10	$47,902	$52,592	$61,435	$59,269	$54,280	$222,222	$203,021
Dividend per common share	N/A	$0.295	$0.295	$0.295	$0.295	$0.285	$1.18	$1.14

Per share - diluted:
EPS	9	$0.31	$0.32	$0.31	$0.29	$0.30	$1.23	$(0.67)
FFO - Nareit	9	$0.64	$0.65	$0.64	$0.62	$0.62	$2.57	$2.41
FFO - as adjusted for comparability	9	$0.65	$0.65	$0.64	$0.62	$0.62	$2.57	$2.42

Numerators for diluted per share amounts:
Diluted EPS	7	$35,018	$35,981	$35,022	$32,480	$33,552	$138,508	$(74,668)
Diluted FFO available to common share and unit holders	8	$74,416	$74,905	$74,280	$71,892	$70,913	$296,517	$275,399
Diluted FFO available to common share and unit holders, as adjusted for comparability	8	$74,473	$74,974	$74,360	$71,969	$71,100	$296,800	$275,913

3	4Q 2024 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data (continued)
(in thousands, except ratios)

	Page	As of or for Three Months Ended					As of and for Years Ended
PAYOUT RATIOS AND CAPITALIZATION	Refer.	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
GAAP
Payout ratio:
Net income	N/A	93.0%	90.7%	93.1%	100.7%	93.7%	94.2%	N/A

Capitalization and debt ratios:
Total assets	6	$4,254,191	$4,234,302	$4,219,338	$4,232,895	$4,246,966
Total equity	6	$1,536,593	$1,532,595	$1,530,506	$1,526,046	$1,523,755
Debt per balance sheet	6	$2,391,755	$2,390,839	$2,389,925	$2,416,873	$2,416,287
Debt to assets	32	56.2%	56.5%	56.6%	57.1%	56.9%	N/A	N/A
Net income to interest expense ratio	32	1.8x	1.8x	1.8x	1.6x	1.7x	1.8x	N/A
Debt to net income ratio	32	16.4x	16.0x	16.4x	17.9x	17.3x	N/A	N/A

Non-GAAP
Payout ratios:
Diluted FFO	N/A	45.2%	44.9%	45.3%	46.8%	45.7%	45.4%	47.1%
Diluted FFO - as adjusted for comparability	N/A	45.2%	44.9%	45.3%	46.7%	45.6%	45.4%	47.0%
Diluted AFFO	N/A	70.3%	64.0%	54.8%	56.8%	59.7%	60.6%	63.9%

Capitalization and debt ratios:
Total Market Capitalization	29	$5,968,572	$5,897,659	$5,289,664	$5,218,681	$5,377,815
Total Equity Market Capitalization	29	$3,553,555	$3,482,187	$2,873,744	$2,774,450	$2,932,815
Net debt	37	$2,428,430	$2,432,567	$2,367,180	$2,372,747	$2,328,941
Net debt to adjusted book	32	40.4%	40.8%	40.5%	40.9%	40.6%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	32	4.7x	4.8x	4.7x	4.5x	4.4x	4.7x	4.7x
Net debt to in-place adj. EBITDA ratio	32	6.0x	6.1x	6.0x	6.1x	6.1x	N/A	N/A
Net debt adjusted for fully-leased investment properties to in-place adj. EBITDA ratio	32	5.9x	5.9x	5.9x	6.0x	6.0x	N/A	N/A

4	4Q 2024 Supplemental Information Package

COPT Defense Properties
Selected Portfolio Data (1)

	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
# of Properties
Total Portfolio	203	202	201	201	198
Consolidated Portfolio	179	178	177	177	174
Defense/IT Portfolio	195	194	193	193	190
Same Property	189	189	189	189	189

% Occupied
Total Portfolio	93.6%	93.1%	93.6%	93.6%	94.2%
Consolidated Portfolio	92.2%	91.6%	92.2%	92.2%	92.9%
Defense/IT Portfolio	95.6%	95.0%	95.5%	95.6%	96.2%
Same Property	94.1%	93.6%	93.5%	93.5%	93.8%

% Leased
Total Portfolio	95.1%	94.8%	94.9%	94.9%	95.3%
Consolidated Portfolio	94.1%	93.6%	93.8%	93.8%	94.3%
Defense/IT Portfolio	96.8%	96.5%	96.7%	96.8%	97.2%
Same Property	95.4%	95.1%	95.0%	95.0%	95.1%

Square Feet (in thousands)
Total Portfolio	24,537	24,316	24,135	24,137	23,859
Consolidated Portfolio	20,242	20,021	19,839	19,841	19,563
Defense/IT Portfolio	22,391	22,174	21,993	21,993	21,719
Same Property	22,220	22,220	22,220	22,220	22,220
(1)Except for the Consolidated Portfolio, includes properties owned through unconsolidated real estate joint ventures (see page 34).

5	4Q 2024 Supplemental Information Package

COPT Defense Properties
Consolidated Balance Sheets
(in thousands)

	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
Assets
Properties, net:
Operating properties, net	$3,353,477	$3,289,959	$3,257,822	$3,272,452	$3,246,806
Development and redevelopment in progress, including land (1)	67,342	108,077	106,709	76,931	82,972
Land held (1)	209,707	206,652	171,062	168,495	173,900
Total properties, net	3,630,526	3,604,688	3,535,593	3,517,878	3,503,678
Property - operating right-of-use assets	55,760	40,523	40,899	40,368	41,296
Cash and cash equivalents	38,284	34,478	100,443	123,144	167,820
Investment in unconsolidated real estate joint ventures	39,360	39,720	40,148	40,597	41,052
Accounts receivable, net	42,234	42,240	46,963	50,088	48,946
Deferred rent receivable	161,438	159,182	156,123	153,788	149,237
Lease incentives, net	64,013	63,034	63,744	61,150	61,331
Deferred leasing costs, net	71,268	71,815	72,156	70,902	70,057
Investing receivables, net	69,680	83,536	84,087	82,523	81,512
Prepaid expenses and other assets, net	81,628	95,086	79,182	92,457	82,037
Total assets	$4,254,191	$4,234,302	$4,219,338	$4,232,895	$4,246,966
Liabilities and equity
Liabilities:
Debt	$2,391,755	$2,390,839	$2,389,925	$2,416,873	$2,416,287
Accounts payable and accrued expenses	126,031	134,112	122,202	111,981	133,315
Rents received in advance and security deposits	38,560	33,213	33,485	37,557	35,409
Dividends and distributions payable	33,909	33,915	33,908	33,906	32,644
Deferred revenue associated with operating leases	39,752	37,660	37,199	34,019	29,049
Property - operating lease liabilities	49,240	33,615	33,818	33,141	33,931
Other liabilities	14,377	15,917	15,530	16,406	18,996
Total liabilities	2,693,624	2,679,271	2,666,067	2,683,883	2,699,631
Redeemable noncontrolling interests	23,974	22,436	22,765	22,966	23,580
Equity:
COPT Defense’s shareholders’ equity:
Common shares	1,127	1,127	1,127	1,126	1,126
Additional paid-in capital	2,494,369	2,493,340	2,489,931	2,487,468	2,489,989
Cumulative distributions in excess of net income	(1,003,401)	(1,005,260)	(1,008,087)	(1,009,964)	(1,009,318)
Accumulated other comprehensive income	988	58	3,614	3,849	2,115
Total COPT Defense’s shareholders’ equity	1,493,083	1,489,265	1,486,585	1,482,479	1,483,912
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	28,935	28,918	29,470	29,214	25,502
Other consolidated entities	14,575	14,412	14,451	14,353	14,341
Total noncontrolling interests in subsidiaries	43,510	43,330	43,921	43,567	39,843
Total equity	1,536,593	1,532,595	1,530,506	1,526,046	1,523,755
Total liabilities, redeemable noncontrolling interests and equity	$4,254,191	$4,234,302	$4,219,338	$4,232,895	$4,246,966
(1)Refer to pages 26 and 28 for detail.

6	4Q 2024 Supplemental Information Package

COPT Defense Properties
Consolidated Statements of Operations
(in thousands)

	Three Months Ended					Years Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Revenues
Lease revenue	$169,765	$170,549	$165,619	$165,433	$160,337	$671,366	$619,847
Other property revenue	1,641	2,014	1,466	1,230	1,225	6,351	4,956
Construction contract and other service revenues	12,027	16,662	20,258	26,603	18,167	75,550	60,179
Total revenues	183,433	189,225	187,343	193,266	179,729	753,267	684,982
Operating expenses
Property operating expenses	66,964	68,881	63,410	66,746	64,577	266,001	247,385
Depreciation and amortization associated with real estate operations	38,821	38,307	38,161	38,351	36,735	153,640	148,950
Construction contract and other service expenses	11,519	16,127	19,612	26,007	17,167	73,265	57,416
Impairment losses	—	—	—	—	—	—	252,797
General and administrative expenses	8,429	8,157	8,591	8,378	8,240	33,555	31,105
Leasing expenses	2,243	2,341	2,462	2,187	2,308	9,233	8,932
Business development expenses and land carry costs	1,171	918	979	1,182	797	4,250	2,732
Total operating expenses	129,147	134,731	133,215	142,851	129,824	539,944	749,317
Interest expense	(20,391)	(20,376)	(20,617)	(20,767)	(20,383)	(82,151)	(71,142)
Interest and other income, net	2,331	3,324	2,884	4,122	5,659	12,661	12,587
Gain on sales of real estate	—	—	—	—	—	—	49,392
Income (loss) before equity in income (loss) of unconsolidated entities and income taxes	36,226	37,442	36,395	33,770	35,181	143,833	(73,498)
Equity in income (loss) of unconsolidated entities	217	85	26	69	(240)	397	(261)
Income tax benefit (expense)	24	(130)	(14)	(168)	(121)	(288)	(588)
Net income (loss)	36,467	37,397	36,407	33,671	34,820	143,942	(74,347)
Net (income) loss attributable to noncontrolling interests:
Common units in the Operating Partnership	(681)	(711)	(694)	(608)	(576)	(2,694)	1,306
Other consolidated entities	(665)	(601)	(599)	(454)	(592)	(2,319)	(428)
Net income (loss) attributable to common shareholders	$35,121	$36,085	$35,114	$32,609	$33,652	$138,929	$(73,469)
Amount allocable to share-based compensation awards	(103)	(104)	(92)	(129)	(100)	(421)	(1,199)
Numerator for diluted EPS	$35,018	$35,981	$35,022	$32,480	$33,552	$138,508	$(74,668)

7	4Q 2024 Supplemental Information Package

COPT Defense Properties
Funds from Operations
(in thousands)

	Three Months Ended					Years Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Net income (loss)	$36,467	$37,397	$36,407	$33,671	$34,820	$143,942	$(74,347)
Real estate-related depreciation and amortization	38,821	38,307	38,161	38,351	36,735	153,640	148,950
Impairment losses on real estate	—	—	—	—	—	—	252,797
Gain on sales of real estate	—	—	—	—	—	—	(49,392)
Depreciation and amortization on unconsolidated real estate JVs (1)	745	756	778	777	805	3,056	3,217
FFO - per Nareit (2)	76,033	76,460	75,346	72,799	72,360	300,638	281,225
FFO allocable to other noncontrolling interests (3)	(1,050)	(985)	(984)	(836)	(972)	(3,855)	(3,978)
Basic FFO allocable to share-based compensation awards	(614)	(617)	(599)	(587)	(513)	(2,417)	(1,940)
Basic FFO available to common share and common unit holders (2)	74,369	74,858	73,763	71,376	70,875	294,366	275,307
Redeemable noncontrolling interests	—	—	471	469	—	1,963	(58)
Diluted FFO adjustments allocable to share-based compensation awards	47	47	46	47	38	188	150
Diluted FFO available to common share and common unit holders - per Nareit (2)	74,416	74,905	74,280	71,892	70,913	296,517	275,399
Executive transition costs	58	69	81	77	188	285	518
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	—	(1)	—	(1)	(2)	(4)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (2)	$74,473	$74,974	$74,360	$71,969	$71,100	$296,800	$275,913

(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Pertains to noncontrolling interests in consolidated real estate JVs reported on page 33.

8	4Q 2024 Supplemental Information Package

COPT Defense Properties
Diluted Share + Unit Computations
(in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
EPS Denominator:
Weighted average common shares - basic	112,347	112,314	112,293	112,231	112,199	112,296	112,178
Dilutive effect of share-based compensation awards	711	696	492	509	432	603	—
Dilutive exchangeable debt	664	—	—	—	—	—	—
Weighted average common shares - diluted	113,722	113,010	112,785	112,740	112,631	112,899	112,178
Diluted EPS	$0.31	$0.32	$0.31	$0.29	$0.30	$1.23	$(0.67)

Weighted Average Shares for period ended:
Common shares	112,347	112,314	112,293	112,231	112,199	112,296	112,178
Dilutive effect of share-based compensation awards	711	696	492	509	432	603	424
Common units	1,664	1,696	1,703	1,625	1,514	1,672	1,509
Redeemable noncontrolling interests	—	—	926	947	—	842	38
Dilutive exchangeable debt	664	—	—	—	—	—	—
Denominator for diluted FFO per share and as adjusted for comparability	115,386	114,706	115,414	115,312	114,145	115,413	114,149
Weighted average common units	(1,664)	(1,696)	(1,703)	(1,625)	(1,514)	(1,672)	(1,509)
Redeemable noncontrolling interests	—	—	(926)	(947)	—	(842)	(38)
Dilutive effect of additional share-based compensation awards	—	—	—	—	—	—	(424)
Denominator for diluted EPS	113,722	113,010	112,785	112,740	112,631	112,899	112,178
Diluted FFO per share - Nareit (1)	$0.64	$0.65	$0.64	$0.62	$0.62	$2.57	$2.41
Diluted FFO per share - as adjusted for comparability (1)	$0.65	$0.65	$0.64	$0.62	$0.62	$2.57	$2.42
(1)Refer to the section entitled “Definitions” for a definition of this measure.

9	4Q 2024 Supplemental Information Package

COPT Defense Properties
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Years Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$74,473	$74,974	$74,360	$71,969	$71,100	$296,800	$275,913
Straight line rent adjustments and lease incentive amortization	2,950	613	3,788	3,473	313	10,824	6,518
Amortization of intangibles and other assets included in NOI	211	211	211	122	26	755	50
Share-based compensation, net of amounts capitalized	2,617	2,617	2,564	2,645	2,318	10,443	8,544
Amortization of deferred financing costs	671	671	681	685	681	2,708	2,580
Amortization of net debt discounts, net of amounts capitalized	1,041	1,032	1,023	1,014	1,004	4,110	2,994
Replacement capital expenditures (1)	(34,134)	(27,824)	(21,250)	(20,776)	(21,498)	(103,984)	(93,494)
Other	73	298	58	137	336	566	(84)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”) (1)	$47,902	$52,592	$61,435	$59,269	$54,280	$222,222	$203,021

Replacement capital expenditures (1)
Tenant improvements and incentives	$22,912	$18,772	$15,045	$12,776	$7,850	$69,505	$74,912
Building improvements	10,942	6,694	5,705	4,953	14,762	28,294	25,976
Leasing costs	2,629	3,013	3,110	3,590	2,440	12,342	9,634
Net (exclusions from) additions to tenant improvements and incentives	(7)	728	(1,040)	316	(189)	(3)	(12,170)
Excluded building improvements and leasing costs	(2,342)	(1,383)	(1,570)	(859)	(3,365)	(6,154)	(4,858)
Replacement capital expenditures	$34,134	$27,824	$21,250	$20,776	$21,498	$103,984	$93,494
(1)Refer to the section entitled “Definitions” for a definition of this measure.

10	4Q 2024 Supplemental Information Package

COPT Defense Properties
EBITDAre + Adjusted EBITDA
(in thousands)

	Three Months Ended					Years Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Net income (loss)	$36,467	$37,397	$36,407	$33,671	$34,820	$143,942	$(74,347)
Interest expense	20,391	20,376	20,617	20,767	20,383	82,151	71,142
Income tax (benefit) expense	(24)	130	14	168	121	288	588
Real estate-related depreciation and amortization	38,821	38,307	38,161	38,351	36,735	153,640	148,950
Other depreciation and amortization	589	614	564	608	619	2,375	2,445
Impairment losses on real estate	—	—	—	—	—	—	252,797
Gain on sales of real estate	—	—	—	—	—	—	(49,392)
Adjustments from unconsolidated real estate JVs	1,681	1,759	1,709	1,671	1,911	6,820	6,917
EBITDAre (1)	97,925	98,583	97,472	95,236	94,589	389,216	359,100
Credit loss (recoveries) expense	(113)	38	436	22	(1,288)	383	(611)
Business development expenses	758	557	603	630	445	2,548	1,393
Executive transition costs	58	69	81	430	188	638	824
Net gain on other investments	—	(11)	—	(477)	—	(488)	(25)
Adjusted EBITDA (1)	98,628	99,236	98,592	95,841	93,934	$392,297	$360,681
Pro forma NOI adjustment for property changes within period	528	—	—	813	1,341
Change in collectability of deferred rental revenue	1,646	—	27	—	(198)
In-place adjusted EBITDA (1)	$100,802	$99,236	$98,619	$96,654	$95,077
(1)Refer to the section entitled “Definitions” for a definition of this measure.

11	4Q 2024 Supplemental Information Package

COPT Defense Properties
Properties by Segment - 12/31/24
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Defense/IT Portfolio:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	34	4,286	99.4%	99.5%
Howard County	36	3,063	92.4%	93.2%
Other	23	1,725	95.0%	95.7%
Total Fort Meade/BW Corridor	93	9,074	96.2%	96.7%
Northern Virginia (“NoVA”) Defense/IT	16	2,500	91.7%	93.6%
Lackland AFB (San Antonio, Texas)	9	1,143	93.0%	100.0%
Navy Support	22	1,271	82.6%	88.3%
Redstone Arsenal (Huntsville, Alabama)	24	2,475	94.5%	95.5%
Data Center Shells:
Consolidated Properties	7	1,633	100.0%	100.0%
Unconsolidated JV Properties (1)	24	4,295	100.0%	100.0%
Total Defense/IT Portfolio	195	22,391	95.6%	96.8%
Other	8	2,146	72.8%	78.2%
Total Portfolio	203	24,537	93.6%	95.1%
Consolidated Portfolio	179	20,242	92.2%	94.1%
(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

(2)Refer to the section entitled “Definitions” for a definition of this measure.

12	4Q 2024 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Years Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Consolidated real estate revenues
Defense/IT Portfolio:
Fort Meade/BW Corridor	$78,572	$80,056	$77,715	$78,068	$74,758	$314,411	$290,061
NoVA Defense/IT	21,924	22,083	20,601	21,426	20,410	86,034	80,413
Lackland Air Force Base	18,100	16,879	16,447	16,411	17,861	67,837	67,254
Navy Support	8,094	8,068	8,240	8,226	8,405	32,628	32,638
Redstone Arsenal	17,160	18,332	17,017	16,808	14,971	69,317	55,131
Data Center Shells-Consolidated	10,104	9,029	9,600	8,457	7,654	37,190	27,444
Total Defense/IT Portfolio	153,954	154,447	149,620	149,396	144,059	607,417	552,941
Other	17,452	18,116	17,465	17,267	17,503	70,300	71,862
Consolidated real estate revenues (1)	$171,406	$172,563	$167,085	$166,663	$161,562	$677,717	$624,803

NOI from real estate operations (2)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$51,900	$52,127	$53,078	$50,178	$48,894	$207,283	$190,273
NoVA Defense/IT	13,309	12,831	11,671	12,164	11,972	49,975	48,820
Lackland Air Force Base	7,576	7,719	7,650	7,723	7,708	30,668	30,638
Navy Support	4,291	3,984	4,607	4,600	4,783	17,482	18,024
Redstone Arsenal	10,951	11,869	11,296	11,016	10,157	45,132	35,983
Data Center Shells:
Consolidated properties	8,568	7,475	7,509	7,514	6,966	31,066	24,741
COPT Defense’s share of unconsolidated real estate JVs	1,898	1,844	1,735	1,740	1,671	7,217	6,659
Total Defense/IT Portfolio	98,493	97,849	97,546	94,935	92,151	388,823	355,138
Other	7,847	7,677	7,864	6,722	6,505	30,110	28,939
NOI from real estate operations (1)	$106,340	$105,526	$105,410	$101,657	$98,656	$418,933	$384,077
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

13	4Q 2024 Supplemental Information Package

COPT Defense Properties
Cash NOI by Segment
(in thousands)

	Three Months Ended					Years Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Cash NOI from real estate operations (1)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$51,731	$49,998	$51,017	$47,117	$46,173	$199,863	$181,075
NoVA Defense/IT	13,308	13,223	12,452	12,933	12,881	51,916	49,711
Lackland Air Force Base	8,194	8,218	8,124	8,186	8,114	32,722	31,861
Navy Support	4,215	4,000	4,656	4,503	5,008	17,374	19,563
Redstone Arsenal	8,554	9,730	9,034	6,308	4,869	33,626	18,425
Data Center Shells:
Consolidated properties	6,783	6,739	6,748	6,688	5,868	26,958	21,069
COPT Defense’s share of unconsolidated real estate JVs	1,611	1,565	1,481	1,477	1,400	6,134	5,532
Total Defense/IT Portfolio	94,396	93,473	93,512	87,212	84,313	368,593	327,236
Other	8,180	7,656	7,869	6,723	6,536	30,428	28,869
Cash NOI from real estate operations (2)	$102,576	$101,129	$101,381	$93,935	$90,849	$399,021	$356,105
(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

14	4Q 2024 Supplemental Information Package

COPT Defense Properties
NOI from Real Estate Operations + Occupancy by Property Grouping - 12/31/24
(dollars and square feet in thousands)

	As of Period End						NOI from Real Estate Operations (3)
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)
Property Grouping							Three Months Ended	Year Ended
Defense/IT Portfolio:
Same Property: (2)
Consolidated properties	160	16,527	95.6%	96.7%	$575,655	83.8%	$89,246	$356,183
Unconsolidated real estate JV	21	3,547	100.0%	100.0%	6,431	0.9%	1,458	5,459
Total Same Property in Defense/IT Portfolio	181	20,074	96.4%	97.3%	582,086	84.7%	90,704	361,642
Properties Placed in Service (4)	9	1,287	92.9%	93.4%	32,701	4.8%	7,050	24,266
Other unconsolidated JV properties (5)	3	748	100.0%	100.0%	1,422	0.2%	441	1,724
Acquired properties (6)	2	282	39.8%	68.3%	4,076	0.6%	298	1,191
Total Defense/IT Portfolio	195	22,391	95.6%	96.8%	620,285	90.3%	98,493	388,823
Other	8	2,146	72.8%	78.2%	66,559	9.7%	7,847	30,110
Total Portfolio	203	24,537	93.6%	95.1%	$686,844	100.0%	$106,340	$418,933
Consolidated Portfolio	179	20,242	92.2%	94.1%	$678,991	98.9%	$104,442	$411,716
(1)Percentages calculated based on operational square feet.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/23.
(5)Includes three data center shell properties in which we sold ownership interests and retained 10% interests through unconsolidated real estate JVs in 2023.
(6)Includes office properties acquired in 2024 (see page 25).

15	4Q 2024 Supplemental Information Package

COPT Defense Properties
Same Property (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Years Ended
			12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Defense/IT Portfolio:
Fort Meade/BW Corridor	91	8,687	96.3%	96.0%	96.1%	96.2%	96.2%	96.1%	95.0%
NoVA Defense/IT	16	2,500	91.1%	90.7%	88.5%	87.9%	88.5%	89.5%	89.7%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,241	83.3%	83.7%	85.6%	85.6%	87.8%	84.5%	87.9%
Redstone Arsenal	20	2,049	97.7%	97.6%	96.8%	97.7%	97.4%	97.5%	92.8%
Data Center Shells:
Consolidated properties	4	988	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	21	3,547	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	181	20,074	96.0%	95.8%	95.6%	95.7%	95.9%	95.8%	95.0%
Other	8	2,146	72.8%	73.1%	72.9%	72.0%	73.9%	72.7%	75.7%
Total Same Property	189	22,220	93.8%	93.6%	93.4%	93.4%	93.8%	93.6%	93.2%

Same Property (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
Defense/IT Portfolio:
Fort Meade/BW Corridor	91	8,687	97.0%	95.7%	96.0%	96.1%	96.3%
NoVA Defense/IT	16	2,500	91.7%	90.5%	89.2%	88.2%	88.9%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,241	82.8%	83.9%	85.2%	86.4%	88.0%
Redstone Arsenal	20	2,049	97.5%	97.8%	96.8%	97.5%	97.7%
Data Center Shells:
Consolidated properties	4	988	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	21	3,547	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	181	20,074	96.4%	95.8%	95.7%	95.8%	96.0%
Other	8	2,146	72.8%	73.4%	73.4%	72.5%	73.2%
Total Same Property	189	22,220	94.1%	93.6%	93.5%	93.5%	93.8%
(1)Refer to the section entitled “Definitions” for a definition of this measure.

16	4Q 2024 Supplemental Information Package

COPT Defense Properties
Same Property Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Years Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Same Property real estate revenues
Defense/IT Portfolio:
Fort Meade/BW Corridor	$75,813	$77,279	$74,921	$76,082	$74,008	$304,095	$289,304
NoVA Defense/IT	21,924	22,084	20,600	21,426	20,411	86,034	80,413
Lackland Air Force Base	18,098	16,879	16,447	16,411	17,860	67,835	67,254
Navy Support	7,934	7,913	8,085	8,073	8,251	32,005	32,021
Redstone Arsenal	13,937	15,214	14,317	14,311	13,861	57,779	53,493
Data Center Shells-Consolidated	6,531	6,543	6,658	6,427	6,186	26,159	24,969
Total Defense/IT Portfolio	144,237	145,912	141,028	142,730	140,577	573,907	547,454
Other	15,240	16,069	15,446	15,262	15,500	62,017	64,207
Same Property real estate revenues	$159,477	$161,981	$156,474	$157,992	$156,077	$635,924	$611,661

Same Property NOI from real estate operations (“NOI”)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$49,805	$50,090	$50,953	$48,330	$48,239	$199,178	$189,618
NoVA Defense/IT	13,309	12,832	11,670	12,164	11,972	49,975	48,820
Lackland Air Force Base	7,740	7,724	7,650	7,723	7,708	30,837	30,638
Navy Support	4,206	3,903	4,536	4,522	4,702	17,167	17,682
Redstone Arsenal	8,660	9,661	9,281	9,321	9,148	36,923	34,629
Data Center Shells:
Consolidated properties	5,526	5,523	5,527	5,527	5,538	22,103	22,374
COPT Defense’s share of unconsolidated real estate JVs	1,458	1,405	1,295	1,301	1,233	5,459	4,946
Total Defense/IT Portfolio	90,704	91,138	90,912	88,888	88,540	361,642	348,707
Other	7,639	7,513	7,760	6,515	6,314	29,427	28,132
Same Property NOI (1)	$98,343	$98,651	$98,672	$95,403	$94,854	$391,069	$376,839
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

17	4Q 2024 Supplemental Information Package

COPT Defense Properties
Same Property Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Years Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Same Property cash NOI from real estate operations (“cash NOI”)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$51,349	$49,676	$50,605	$47,052	$46,267	$198,682	$181,169
NoVA Defense/IT	13,308	13,223	12,452	12,933	12,882	51,916	49,711
Lackland Air Force Base	8,358	8,223	8,124	8,186	8,114	32,891	31,861
Navy Support	4,139	3,922	4,589	4,429	4,932	17,079	19,242
Redstone Arsenal	7,101	8,353	7,962	6,412	4,966	29,828	18,705
Data Center Shells:
Consolidated properties	5,035	5,029	5,013	4,984	4,960	20,061	19,844
COPT Defense’s share of unconsolidated real estate JVs	1,312	1,268	1,185	1,183	1,108	4,948	4,401
Total Defense/IT Portfolio	90,602	89,694	89,930	85,179	83,229	355,405	324,933
Other	7,883	7,410	7,684	6,440	6,264	29,417	27,733
Same Property cash NOI (1)	$98,485	$97,104	$97,614	$91,619	$89,493	$384,822	$352,666
Percentage change in total Same Property cash NOI (1)(2)	10.0%					9.1%
Percentage change in Defense/IT Portfolio Same Property cash NOI (2)	8.9%					9.4%

(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Represents the change between the current period and the same period in the prior year.

18	4Q 2024 Supplemental Information Package

COPT Defense Properties
Leasing (1)(2)
Three Months Ended 12/31/24
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	392	39	69	38	538	23	561
Expiring Square Feet	400	39	81	40	561	43	604
Vacating Square Feet	9	—	12	2	23	20	42
Retention Rate (% based upon square feet)	97.8%	100.0%	85.2%	95.0%	95.9%	54.2%	93.0%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$3.03	$5.37	$0.29	$0.50	$2.66	$8.69	$2.91
Weighted Average Lease Term in Years	3.6	2.3	2.9	3.0	3.4	6.1	3.5
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$32.87	$37.00	$17.20	$26.59	$30.70	$33.78	$30.83
Expiring Straight-line Rent	$31.55	$32.47	$16.11	$22.21	$28.97	$35.11	$29.22
Change in Straight-line Rent	4.2%	14.0%	6.8%	19.7%	6.0%	(3.8%)	5.5%
Cash Rent Per Square Foot
Renewal Cash Rent	$33.33	$37.07	$17.24	$25.97	$31.00	$35.61	$31.19
Expiring Cash Rent	$33.43	$36.58	$16.73	$25.96	$30.98	$37.93	$31.26
Change in Cash Rent	(0.3%)	1.3%	3.0%	—%	0.1%	(6.1%)	(0.2%)
Compound Annual Growth Rate	4.6%	3.4%	2.9%	3.6%	4.2%	0.1%	4.0%
Average Escalations Per Year	2.7%	2.5%	2.6%	2.5%	2.7%	2.6%	2.7%
New Leases
Investment Space (3)
Leased Square Feet	—	—	—	34	34	—	34
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$—	$—	$—	$6.02	$6.02	$—	$6.02
Weighted Average Lease Term in Years	—	—	—	5.9	5.9	—	5.9
Straight-line Rent Per Square Foot	$—	$—	$—	$25.42	$25.42	$—	$25.42
Cash Rent Per Square Foot	$—	$—	$—	$25.54	$25.54	$—	$25.54
Vacant Space
Leased Square Feet	36	17	16	—	69	45	114
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$7.10	$11.57	$10.13	$—	$8.91	$6.58	$7.99
Weighted Average Lease Term in Years	6.1	9.9	3.7	—	6.5	8.9	7.4
Straight-line Rent Per Square Foot	$27.08	$36.70	$34.34	$—	$31.13	$26.99	$29.50
Cash Rent Per Square Foot	$28.17	$33.42	$33.91	$—	$30.80	$25.26	$28.62
Total Square Feet Leased	428	56	85	72	641	68	709
Average Escalations Per Year	2.7%	2.8%	2.7%	2.5%	2.7%	3.1%	2.8%
Average Escalations Excl. Data Center Shells							2.8%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.
(3)Includes leasing associated with development properties and operating property acquisitions (see definition on page 42).

19	4Q 2024 Supplemental Information Package

COPT Defense Properties
Leasing (1)(2)
Year Ended 12/31/24
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	NoVA Defense/IT	Lackland Air Force Base	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	1,533	443	—	330	171	43	2,519	101	2,620
Expiring Square Feet	1,681	473	—	447	198	43	2,842	204	3,045
Vacating Square Feet	148	30	—	117	27	—	323	103	426
Retention Rate (% based upon square feet)	91.2%	93.6%	—%	73.8%	86.2%	100.0%	88.6%	49.4%	86.0%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$2.72	$3.69	$—	$1.53	$2.79	$0.56	$2.70	$5.11	$2.79
Weighted Average Lease Term in Years	3.9	3.9	—	3.1	2.8	5.0	3.8	7.4	3.9
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$37.70	$40.00	$—	$24.08	$26.55	$34.64	$35.52	$34.20	$35.47
Expiring Straight-line Rent	$34.40	$39.54	$—	$21.94	$24.25	$13.15	$32.62	$33.87	$32.67
Change in Straight-line Rent	9.6%	1.2%	—%	9.8%	9.5%	163.4%	8.9%	1.0%	8.6%
Cash Rent Per Square Foot
Renewal Cash Rent	$37.18	$40.71	$—	$24.21	$26.08	$33.01	$35.28	$34.63	$35.26
Expiring Cash Rent	$36.95	$41.46	$—	$24.05	$25.88	$14.36	$34.92	$38.11	$35.04
Change in Cash Rent	0.6%	(1.8%)	—%	0.7%	0.8%	129.9%	1.0%	(9.1%)	0.6%
Compound Annual Growth Rate	3.1%	2.4%	—%	1.1%	2.0%	11.7%	2.8%	1.6%	2.7%
Average Escalations Per Year	2.6%	1.8%	—%	2.5%	2.5%	3.0%	2.5%	1.9%	2.4%
New Leases
Investment Space (3)
Leased Square Feet	—	—	80	—	43	—	124	—	124
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$—	$—	$4.21	$—	$5.35	$—	$4.61	$—	$4.61
Weighted Average Lease Term in Years	—	—	9.5	—	5.7	—	8.2	—	8.2
Straight-line Rent Per Square Foot	$—	$—	$47.80	$—	$25.05	$—	$39.82	$—	$39.82
Cash Rent Per Square Foot	$—	$—	$44.32	$—	$25.07	$—	$37.57	$—	$37.57
Vacant Space
Leased Square Feet	184	79	—	103	22	—	388	113	500
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$7.33	$11.37	$—	$24.88	$7.61	$—	$12.81	$7.40	$11.60
Weighted Average Lease Term in Years	8.1	8.0	—	5.0	5.1	—	7.1	9.9	7.7
Straight-line Rent Per Square Foot	$31.57	$33.98	$—	$47.64	$28.76	$—	$36.15	$36.63	$36.26
Cash Rent Per Square Foot	$30.75	$33.43	$—	$47.27	$27.63	$—	$35.49	$34.35	$35.23
Total Square Feet Leased	1,717	522	80	433	236	43	3,031	214	3,244
Average Escalations Per Year	2.6%	2.1%	3.0%	2.3%	2.5%	3.0%	2.5%	2.5%	2.5%
Average Escalations Excl. Data Center Shells									2.4%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.
(3)Includes leasing associated with development properties and operating property acquisitions (see definition on page 42).

20	4Q 2024 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 12/31/24 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense/IT Portfolio
Ft Meade/BW Corridor	1,671	$69,386	11.2%	$41.49
NoVA Defense/IT	69	2,383	0.4%	34.31
Lackland Air Force Base	703	46,207	7.4%	65.76
Navy Support	166	4,344	0.7%	26.22
Redstone Arsenal	228	5,406	0.9%	23.72
2025	2,837	127,726	20.6%	45.00
Ft Meade/BW Corridor	1,027	40,990	6.6%	39.91
NoVA Defense/IT	68	2,382	0.4%	35.06
Lackland Air Force Base	250	12,793	2.1%	51.17
Navy Support	244	7,527	1.2%	30.89
Redstone Arsenal	105	2,688	0.4%	25.54
Data Center Shells-Unconsolidated JV Properties	446	852	0.1%	19.11
2026	2,140	67,231	10.8%	38.67
Ft Meade/BW Corridor	955	37,445	6.0%	39.18
NoVA Defense/IT	190	6,519	1.1%	34.26
Navy Support	264	9,612	1.5%	36.42
Redstone Arsenal	171	4,714	0.8%	27.52
Data Center Shells-Unconsolidated JV Properties	364	527	0.1%	14.48
2027	1,944	58,817	9.5%	36.36
Ft Meade/BW Corridor	1,832	65,945	10.6%	35.93
NoVA Defense/IT	408	16,864	2.7%	41.29
Navy Support	113	2,685	0.4%	23.69
Redstone Arsenal	38	1,039	0.2%	27.18
Data Center Shells-Unconsolidated JV Properties	515	889	0.1%	17.25
2028	2,906	87,423	14.1%	35.73
Ft Meade/BW Corridor	930	30,177	4.9%	32.41
NoVA Defense/IT	655	25,414	4.1%	38.77
Navy Support	91	2,724	0.4%	30.10
Redstone Arsenal	374	7,507	1.2%	19.97
Data Center Shells-Unconsolidated JV Properties	992	2,286	0.4%	23.05
2029	3,042	68,108	11.0%	31.66
Thereafter
Consolidated Properties	6,552	207,680	33.5%	30.87
Unconsolidated JV Properties	1,978	3,300	0.5%	16.68
Total Defense/IT Portfolio	21,399	$620,285	100.0%	$35.05

21	4Q 2024 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 12/31/24 (1) (continued)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Total Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Total Defense/IT Portfolio	21,399	$620,285	90.3%	$35.05
Other
2025	144	3,857	0.6%	26.75
2026	168	6,165	0.9%	36.72
2027	116	4,330	0.6%	37.00
2028	249	15,185	2.2%	37.01
2029	177	6,718	1.0%	37.90
Thereafter	708	30,304	4.4%	42.75
Total Other	1,562	66,559	9.7%	38.74
Total Portfolio	22,961	$686,844	100.0%	$35.35
Consolidated Portfolio	18,666	$678,991
Unconsolidated JV Properties	4,295	$7,853
Note: As of 12/31/24, the weighted average lease term was 5.2 years for the total portfolio and 5.1 years for both the Defense/IT and consolidated portfolio.

(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/24. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT Defense’s ownership interest.
(2)The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

22	4Q 2024 Supplemental Information Package

COPT Defense Properties
2025 Defense/IT Portfolio Quarterly Lease Expiration Analysis as of 12/31/24 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense/IT Portfolio
Ft Meade/BW Corridor	848	$38,258	6.2%	$45.09
NoVA Defense/IT	6	198	—%	34.95
Navy Support	17	350	0.1%	21.10
Redstone Arsenal	6	173	—%	27.90
Q1 2025	877	38,979	6.3%	44.45
Ft Meade/BW Corridor	72	2,168	0.3%	29.99
NoVA Defense/IT	23	710	0.1%	30.28
Navy Support	75	2,083	0.3%	27.78
Redstone Arsenal	3	74	—%	27.58
Q2 2025	173	5,035	0.7%	29.03
Ft Meade/BW Corridor	401	16,288	2.6%	40.57
NoVA Defense/IT	2	72	—%	35.53
Lackland Air Force Base	161	7,686	1.2%	47.87
Navy Support	23	597	0.1%	25.99
Redstone Arsenal	185	4,197	0.7%	22.73
Q3 2025	772	28,840	4.6%	37.37
Ft Meade/BW Corridor	350	12,671	2.0%	36.17
NoVA Defense/IT	38	1,403	0.2%	36.61
Lackland Air Force Base	542	38,521	6.2%	71.05
Navy Support	51	1,314	0.2%	25.71
Redstone Arsenal	34	963	0.2%	27.97
Q4 2025	1,015	54,872	8.8%	54.00

	2,837	$127,726	20.6%	$45.00

(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/24.
(2)The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

23	4Q 2024 Supplemental Information Package

COPT Defense Properties
Top 20 Tenants as of 12/31/24 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet	Weighted Average Remaining Lease Term (3)
United States Government	(4)	$246,781	35.9%	5,558	3.3
Fortune 100 Company		67,119	9.8%	6,407	7.7
General Dynamics Corporation		33,012	4.8%	702	3.2
Northrop Grumman Corporation		15,217	2.2%	519	6.8
The Boeing Company		14,591	2.1%	443	2.3
CACI International Inc		14,280	2.1%	350	3.7
Peraton Corp.		13,602	2.0%	346	4.7
Booz Allen Hamilton, Inc.		12,233	1.8%	297	1.6
Fortune 100 Company		12,003	1.7%	183	9.8
Morrison & Foerster, LLP		9,631	1.4%	102	12.3
CareFirst, Inc.		9,273	1.4%	264	9.7
KBR, Inc.		7,791	1.1%	287	9.0
Amentum Holdings, LLC		7,282	1.1%	202	4.3
Yulista Holding, LLC		7,193	1.0%	368	5.0
AT&T Corporation		6,912	1.0%	321	4.8
Mantech International Corp.		6,716	1.0%	208	2.4
University System of Maryland		6,389	0.9%	179	5.0
Wells Fargo & Company		5,855	0.9%	138	4.0
Lockheed Martin Corporation		5,750	0.8%	194	5.6
Miles & Stockbridge, P.C.		5,440	0.8%	130	3.9
Subtotal Top 20 Tenants		507,070	73.8%	17,198	5.5
All remaining tenants		179,774	26.2%	5,763	4.3
Total / Weighted Average		$686,844	100.0%	22,961	5.2

(1)For properties owned through unconsolidated real estate JVs, includes COPT Defense’s share of those properties’ ARR of $7.9 million (see page 34 for additional information).
(2)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP. The weighting of the lease term was computed based on occupied square feet (excluding leases not associated with square feet, such as ground leases).
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 12/31/24, $6.2 million of our ARR was through the General Services Administration (GSA), representing 2.5% of our ARR from the United States Government and 0.9% of our total ARR.

24	4Q 2024 Supplemental Information Package

COPT Defense Properties
Operating Property Acquisitions
(square feet in thousands)

						% Leased
Property	Property Segment/Sub-Segment	Location	# of Properties	Operational Square Feet	Transaction Date	As of Transaction Date	As of 12/31/24	Transaction Value (in millions)
Quarter Ended 3/31/24
6841 Benjamin Franklin Drive	Fort Meade/BW Corridor	Columbia, Maryland	1	202	3/15/24	55.6%	55.6%	$15
Quarter Ended 9/30/24
3900 Rogers Road	Lackland Air Force Base	San Antonio, Texas	1	80	9/26/24	—%	100.0%	17
Year to date acquisitions through 12/31/24			2	282				$32

25	4Q 2024 Supplemental Information Package

COPT Defense Properties
Summary of Development Projects as of 12/31/24 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 12/31/24	as of 12/31/24 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment/Sub-Segment	Location
Defense/IT Portfolio:
Fort Meade/BW Corridor:
400 National Business Parkway	Annapolis Junction, Maryland	138	0%	$65,100	$41,546	$—	2Q 25	2Q 26
Redstone Arsenal:
9700 Advanced Gateway	Huntsville, Alabama	50	73%	11,038	7,121	—	1Q 25	1Q 26
Data Center Shells:
MP 3	Northern Virginia	225	100%	111,800	12,172	—	3Q 25	3Q 25
Southpoint Phase 2 Bldg B	Northern Virginia	193	100%	65,000	6,602	—	4Q 25	4Q 25
Data Center Shells Subtotal / Average		418	100%	176,800	18,774	—
Total Defense/IT Portfolio Under Development		606	75%	$252,938	$67,441	$—
(1)Includes properties under, or contractually committed for, development as of 12/31/24.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

26	4Q 2024 Supplemental Information Package

COPT Defense Properties
Development Placed in Service as of 12/31/24
(square feet in thousands)

				Square Feet Placed in Service					Total Space Placed in Service % Leased as of 12/31/24
		Total Property
	Property Segment/Sub-Segment	% Leased as of 12/31/24	Rentable Square Feet	2024
Property and Location				1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total 2024
5300 Redstone Gateway Huntsville, Alabama	Redstone Arsenal	100%	46	46	—	—	—	46	100%
8100 Rideout Road Huntsville, Alabama	Redstone Arsenal	47%	128	27	—	101	—	128	47%
Southpoint Phase 2 Bldg A Northern Virginia	Data Center Shells	100%	225	—	—	—	225	225	100%
Total Development Placed in Service		83%	399	73	—	101	225	399	83%
% Leased as of 12/31/24				100%	N/A	33%	100%	83%

27	4Q 2024 Supplemental Information Package

COPT Defense Properties
Summary of Land Owned/Controlled as of 12/31/24 (1)
(dollars and square feet in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Defense/IT Portfolio land owned/controlled for future development:
Fort Meade/BW Corridor:
National Business Park	144	1,483
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	289	3,111
NoVA Defense/IT	29	1,171
Navy Support	38	64
Redstone Arsenal (2)	295	3,350
Data Center Shells	365	3,300
Total Defense/IT Portfolio land owned/controlled for future development	1,016	10,996	$200,054
Other land owned/controlled	53	1,538	9,653
Land held, net	1,069	12,534	$209,707

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 26. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated JV (see page 33). As this land is developed in the future, the JV will execute site-specific leases under the master lease agreement. Lease payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

28	4Q 2024 Supplemental Information Package

COPT Defense Properties
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Amount Outstanding at 12/31/24

Debt
Secured debt	1.1	4.91%	3.18%	$69,756
Unsecured debt	4.8	3.19%	3.34%	2,345,261
Total Consolidated Debt	4.7	3.24%	3.33%	$2,415,017

Fixed-rate debt (3)	4.9	2.96%	3.33%	$2,415,017
Variable-rate debt (3)	2.7	5.90%	N/A	—
Total Consolidated Debt				$2,415,017

Common Equity
Common Shares				112,703
Common Units (4)				2,113
Total Common Shares and Units				114,816

Closing Common Share Price on 12/31/24				$30.95
Equity Market Capitalization (5)				$3,553,555

Total Market Capitalization (5)				$5,968,572
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility and term loan.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of interest rate swaps with notional amounts totaling $232.6 million that hedge the risk of changes in interest rates on variable-rate debt. We had swaps in place for all of our variable-rate debt balances as of 12/31/24.
(4)Includes certain unvested share-based compensation awards in the form of profit interest units.
(5)Refer to the section entitled “Definitions” for a definition of this measure.

Investment Grade Ratings & Outlook			Latest Report
Fitch	BBB-	Stable	1/15/25
Moody’s	Baa3	Positive	11/14/24
S&P	BBB-	Stable	5/9/24

29	4Q 2024 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 12/31/24
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate	Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	SOFR+ 0.10%+1.05%	$75,000	Oct-26	(1)(2)	LW Redstone:
					4000 & 4100 Market Street and 8800 Redstone Gateway (2)(3)	SOFR +0.10%+1.55%	$22,175	$22,100	Mar-25	(5)
Senior Unsecured Notes
2.25% due 2026	2.25%	400,000	Mar-26		M Square:
5.25% due 2028	5.25%	345,000	Sep-28	(4)	5825 & 5850 University Research Court (3)	3.82%	37,181	$35,603	Jun-26
2.00% due 2029	2.00%	400,000	Jan-29
2.75% due 2031	2.75%	600,000	Apr-31		5801 University Research Court (2)(3)	SOFR +0.10%+1.45%	10,400	$10,020	Aug-26
2.90% due 2033	2.90%	400,000	Dec-33
Subtotal - Senior Unsecured Notes	2.95%	$2,145,000			Total Secured Debt	4.91%	$69,756

Unsecured Bank Term Loans
2026 Maturity	SOFR+ 0.10%+1.30%	$125,000	Jan-26	(2)(6)
Other Unsecured Debt	0.00%	261	May-26
Total Unsecured Debt	3.19%	$2,345,261

Debt Summary
Total Unsecured Debt	3.19%	$2,345,261
Total Secured Debt	4.91%	69,756
Consolidated Debt	3.24%	$2,415,017

Debt per balance sheet		$2,391,755
Net discounts and deferred financing costs		23,262
Consolidated Debt		2,415,017
COPT Defense’s share of unconsolidated JV gross debt (7)		53,750
Gross debt		$2,468,767
(1)The Company’s $600.0 million Revolving Credit Facility matures in October 2026 and may be extended by two six-month periods at our option.
(2)Pre-payable anytime without penalty.
(3)These properties are owned through consolidated joint ventures.
(4)These notes are due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes. Upon exchange of the notes, the principal amount of notes exchanged is payable in cash, with the remainder of the exchange obligation, if any, payable in cash, common shares or a combination thereof at our election.
(5)The loan maturity may be extended for two one-year periods, provided certain conditions are met.
(6)The Company’s term loan matures in January 2026 and may be extended by two 12-month periods at our option.
(7)See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

30	4Q 2024 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 12/31/24 (continued)

(1)Revolving Credit Facility maturity of $75.0 million is included above in 2027 assuming our exercise of two six-month extension options.
(2)Term loan balance of $125.0 million is included in 2028 assuming our exercise of two 12-month extension options. Also includes $345.0 million principal amount of exchangeable senior notes due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes.
(3)Includes the effect of interest rate swaps with notional amounts totaling $232.6 million that hedge the risk of changes in interest rates on variable-rate debt.

31	4Q 2024 Supplemental Information Package

COPT Defense Properties
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 12/31/24				As of and for Three Months Ended 12/31/24
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)(2)	Required
Total Debt / Total Assets	< 60%	41.2%		Total Debt / Total Assets	< 60%	36.7%
Secured Debt / Total Assets	< 40%	1.2%		Secured Debt / Total Assets	< 40%	1.5%
Debt Service Coverage	> 1.5x	4.7x		Adjusted EBITDA / Fixed Charges	> 1.5x	4.8x
Unencumbered Assets / Unsecured Debt	> 150%	242.9%		Unsecured Debt / Unencumbered Assets	< 60%	36.6%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.9x

Debt Ratios	Page Refer.			Unencumbered Portfolio Analysis
GAAP				# of unencumbered properties		178
Debt per balance sheet	6	$2,391,755		% of total portfolio		88%
Total assets	6	$4,254,191		Unencumbered square feet in-service		20,888
Debt to assets		56.2%		% of total portfolio		85%
Net income	7	$36,467		NOI from unencumbered real estate operations		$103,053
Debt to net income ratio (2)		16.4	x	% of total NOI from real estate operations		97%
Interest expense	7	$20,391		Adjusted EBITDA from unencumbered real estate operations		$95,342
Net income to interest expense ratio (2)		1.8	x	% of total adjusted EBITDA from real estate operations		97%
				Unencumbered adjusted book		$5,802,814
Non-GAAP				% of total adjusted book		97%
Net debt	37	$2,428,430
Adjusted book	37	$6,003,781
Net debt to adjusted book		40.4%
Net debt adj. for fully-leased investment properties	37	$2,392,622
In-place adjusted EBITDA	11	$100,802
Net debt to in-place adjusted EBITDA ratio		6.0	x
Net debt adj. for fully-leased investment properties to in-place adj. EBITDA ratio		5.9	x
Denominator for debt service coverage	36	$20,006
Denominator for fixed charge coverage	36	$20,934
Adjusted EBITDA	11	$98,628
Adjusted EBITDA debt service coverage ratio		4.9	x
Adjusted EBITDA fixed charge coverage ratio		4.7	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

32	4Q 2024 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Joint Ventures as of 12/31/24
(dollars and square feet in thousands)

				NOI from Real Estate Operations (1)			Venture Level Debt Outstanding (3)	COPT Defense Nominal Ownership %
Operating Properties	Operational Square Feet	% Occupied	% Leased	Three Months Ended	Year Ended	Total Assets (2)
Suburban Maryland:
M Square Associates, LLC (4 properties)	414	95.5%	95.5%	$1,939	$7,166	$92,017	$47,581	50%
Huntsville, Alabama:
LW Redstone Company, LLC (23 properties)	2,338	95.5%	96.0%	10,455	43,435	621,372	22,175	85%	(4)
Washington, D.C.:
Stevens Place (1 property)	188	61.9%	92.2%	1,294	5,362	133,576	—	95%
Total / Average	2,940	93.4%	95.7%	$13,688	$55,963	$846,965	$69,756

Non-Operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt Outstanding	COPT Defense Nominal Ownership %
Suburban Maryland:
M Square Research Park	348	$5,924	$—	50%
Huntsville, Alabama:
Redstone Gateway (5)	3,400	110,729	—	85%	(3)
Total	3,748	$116,653	$—

(1)Represents NOI from real estate operations of the JV operating properties before allocation to JV partners.
(2)Total assets includes the assets of the consolidated JV plus any outside investment basis.
(3)Excludes debt from us to the JV, which is eliminated in the presentation of our consolidated financial statements.
(4)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive all other distributions from the JV.
(5)Total assets include $69.2 million in notes receivable due from the City of Huntsville (including accrued interest and excluding allowance for credit losses) in connection with infrastructure costs funded by the JV.

33	4Q 2024 Supplemental Information Package

COPT Defense Properties
Unconsolidated Real Estate Joint Ventures as of 12/31/24 (1)
(dollars and square feet in thousands)

Joint venture information
COPT Defense ownership %	10%
COPT Defense’s investment	$35,951	(2)
# of Properties	24
Square Feet	4,295
% Occupied	100%
COPT Defense’s share of ARR	$7,853

Balance sheet information	Total	COPT Defense’s Share (4)
Operating properties, net	$938,038	$93,804
Total assets	$1,038,423	$103,842
Debt (3)	$535,975	$53,598
Total liabilities	$612,943	$61,294

	Three Months Ended		Year Ended
Operating information	Total	COPT Defense’s Share (4)	Total	COPT Defense’s Share (4)
Revenue	$22,404	$2,240	$85,998	$8,600
Operating expenses	(3,426)	(342)	(13,832)	(1,383)
NOI from real estate operations and EBITDAre (5)	18,978	1,898	72,166	7,217
Interest expense	(9,356)	(936)	(37,640)	(3,764)
Depreciation and amortization	(7,915)	(745)	(32,412)	(3,056)
Net income	$1,707	$217	$2,114	$397

NOI from real estate operations (per above) (5)	$18,978	$1,898	$72,166	$7,217
Straight line rent adjustments	(1,018)	(102)	(3,099)	(310)
Amortization of acquired above- and below-market rents	(1,855)	(185)	(7,731)	(773)
Cash NOI from real estate operations (5)	$16,105	$1,611	$61,336	$6,134
(1)Includes equity method investments in five JVs that own and operate data center shell properties.
(2)Includes $39.4 million reported in “Investment in unconsolidated real estate joint ventures” and $3.4 million for investments with deficit balances reported in “other liabilities” on our consolidated balance sheet.
(3)Maturities on JV debt range from 2027 (assuming exercise of two one-year extension options) to 2030.
(4)Represents the portion allocable to our ownership interest.
(5)Refer to the section entitled “Definitions” for definitions of these measures.

34	4Q 2024 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended					Years Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Net income (loss)	$36,467	$37,397	$36,407	$33,671	$34,820	$143,942	$(74,347)
Construction contract and other service revenues	(12,027)	(16,662)	(20,258)	(26,603)	(18,167)	(75,550)	(60,179)
Depreciation and other amortization associated with real estate operations	38,821	38,307	38,161	38,351	36,735	153,640	148,950
Construction contract and other service expenses	11,519	16,127	19,612	26,007	17,167	73,265	57,416
Impairment losses	—	—	—	—	—	—	252,797
General and administrative expenses	8,429	8,157	8,591	8,378	8,240	33,555	31,105
Leasing expenses	2,243	2,341	2,462	2,187	2,308	9,233	8,932
Business development expenses and land carry costs	1,171	918	979	1,182	797	4,250	2,732
Interest expense	20,391	20,376	20,617	20,767	20,383	82,151	71,142
Interest and other income, net	(2,331)	(3,324)	(2,884)	(4,122)	(5,659)	(12,661)	(12,587)
Gain on sales of real estate	—	—	—	—	—	—	(49,392)
Equity in (income) loss of unconsolidated entities	(217)	(85)	(26)	(69)	240	(397)	261
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income (loss) of unconsolidated entities (1)	1,898	1,844	1,735	1,740	1,671	7,217	6,659
Income tax (benefit) expense	(24)	130	14	168	121	288	588
NOI from real estate operations	106,340	105,526	105,410	101,657	98,656	418,933	384,077
Straight line rent adjustments and lease incentive amortization	3,437	1,017	4,213	3,632	703	12,299	7,231
Amortization of acquired above- and below-market rents	65	64	64	(24)	(121)	169	(536)
Amortization of intangibles and other assets to property operating expenses	146	147	146	147	146	586	586
Lease termination fees, net	(865)	(931)	(880)	(775)	(716)	(3,451)	(3,744)
Tenant funded landlord assets and lease incentives	(6,260)	(4,415)	(7,318)	(10,439)	(7,548)	(28,432)	(30,382)
Cash NOI adjustments in unconsolidated real estate JVs	(287)	(279)	(254)	(263)	(271)	(1,083)	(1,127)
Cash NOI from real estate operations	$102,576	$101,129	$101,381	$93,935	$90,849	$399,021	$356,105

NOI from real estate operations (from above)	$106,340	$105,526	$105,410	$101,657	$98,656	$418,933	$384,077
Non-Same Property NOI from real estate operations	(7,997)	(6,875)	(6,738)	(6,254)	(3,802)	(27,864)	(7,238)
Same Property NOI from real estate operations	98,343	98,651	98,672	95,403	94,854	391,069	376,839
Straight line rent adjustments and lease incentive amortization	7,093	1,531	2,501	5,367	3,142	16,492	7,030
Amortization of acquired above- and below-market rents	(69)	(69)	(69)	(69)	(121)	(276)	(536)
Lease termination fees, net	(864)	(931)	(881)	(775)	(717)	(3,451)	(3,745)
Tenant funded landlord assets and lease incentives	(5,871)	(1,942)	(2,498)	(8,190)	(7,541)	(18,501)	(26,378)
Cash NOI adjustments in unconsolidated real estate JVs	(147)	(136)	(111)	(117)	(124)	(511)	(544)
Same Property Cash NOI from real estate operations	$98,485	$97,104	$97,614	$91,619	$89,493	$384,822	$352,666
(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

35	4Q 2024 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Years Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Real estate revenues
Lease revenue
Fixed contractual payments	$130,543	$129,357	$127,363	$126,198	$123,677	$513,461	$478,585
Variable lease payments (1)	39,222	41,192	38,256	39,235	36,660	157,905	141,262
Lease revenue	169,765	170,549	165,619	165,433	160,337	671,366	619,847
Other property revenue	1,641	2,014	1,466	1,230	1,225	6,351	4,956
Real estate revenues	$171,406	$172,563	$167,085	$166,663	$161,562	$677,717	$624,803

Provision for credit losses (recoveries) on billed lease revenue	$1,604	$25	$(24)	$(109)	$498	$1,496	$584

Total revenues	$183,433	$189,225	$187,343	$193,266	$179,729	$753,267	$684,982
Construction contract and other service revenues	(12,027)	(16,662)	(20,258)	(26,603)	(18,167)	(75,550)	(60,179)
Real estate revenues	$171,406	$172,563	$167,085	$166,663	$161,562	$677,717	$624,803

Total interest expense	$20,391	$20,376	$20,617	$20,767	$20,383	$82,151	$71,142
Less: Amortization of deferred financing costs	(671)	(671)	(681)	(685)	(681)	(2,708)	(2,580)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,041)	(1,032)	(1,023)	(1,014)	(1,004)	(4,110)	(2,994)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	872	821	808	804	819	3,305	3,188
Denominator for interest coverage	19,551	19,494	19,721	19,872	19,517	78,638	68,756
Scheduled principal amortization	455	448	662	769	763	2,334	3,052
Denominator for debt service coverage	20,006	19,942	20,383	20,641	20,280	80,972	71,808
Capitalized interest	928	712	643	589	1,028	2,872	4,479
Denominator for fixed charge coverage	$20,934	$20,654	$21,026	$21,230	$21,308	$83,844	$76,287

Dividends on unrestricted common and deferred shares	$33,167	$33,165	$33,153	$33,143	$31,998	$132,628	$127,978
Distributions on unrestricted common units	491	491	505	500	430	1,987	1,725
Dividends and distributions on restricted shares and units	248	247	238	267	209	1,000	828
Total dividends and distributions for GAAP payout ratio	33,906	33,903	33,896	33,910	32,637	135,615	130,531
Dividends and distributions on antidilutive shares and units	(250)	(249)	(241)	(266)	(212)	(1,006)	(835)
Dividends and distributions for non-GAAP payout ratios	$33,656	$33,654	$33,655	$33,644	$32,425	$134,609	$129,696
(1)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

36	4Q 2024 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
Total assets	$4,254,191	$4,234,302	$4,219,338	$4,232,895	$4,246,966
Accumulated depreciation	1,537,293	1,502,730	1,468,595	1,434,621	1,400,162
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	228,154	227,281	226,739	225,443	228,484
COPT Defense’s share of liabilities of unconsolidated real estate JVs	61,294	61,118	60,922	60,904	60,583
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	12,817	12,014	11,199	10,364	9,528
Less: Property - operating lease liabilities	(49,240)	(33,615)	(33,818)	(33,141)	(33,931)
Less: Property - finance lease liabilities	(391)	(397)	(403)	(409)	(415)
Less: Cash and cash equivalents	(38,284)	(34,478)	(100,443)	(123,144)	(167,820)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(2,053)	(1,575)	(1,278)	(1,159)	(852)
Adjusted book	$6,003,781	$5,967,380	$5,850,851	$5,806,374	$5,742,705

Gross debt (page 30)	$2,468,767	$2,468,620	$2,468,901	$2,497,050	$2,497,613
Less: Cash and cash equivalents	(38,284)	(34,478)	(100,443)	(123,144)	(167,820)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(2,053)	(1,575)	(1,278)	(1,159)	(852)
Net debt	2,428,430	2,432,567	2,367,180	2,372,747	2,328,941
Costs incurred on fully-leased development properties	(18,774)	(70,954)	(56,646)	(43,034)	(53,914)
Costs incurred on fully-leased operating property acquisitions	(17,034)	(17,034)	—	—	—
Net debt adjusted for fully-leased investment properties	$2,392,622	$2,344,579	$2,310,534	$2,329,713	$2,275,027

37	4Q 2024 Supplemental Information Package

COPT Defense Properties
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs and unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs. We use adjusted book for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that total assets is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income or loss adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not relevant to an investor’s evaluation of our ability to repay debt.  Adjusted EBITDA also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe represent costs that are not closely correlated to (or associated with) our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-
levered performance and ability to repay outstanding debt from operations.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted EBITDA debt service coverage ratio
This measure divides Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives) and scheduled principal amortization on mortgage loans.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income or loss attributable to noncontrolling interests through ownership of preferred units in COPT Defense Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In

38	4Q 2024 Supplemental Information Package

COPT Defense Properties
Definitions
addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of reportable segments, Same Property groupings and individual properties.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

COPT Defense’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT Defense’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO (which includes discontinued operations, if any) is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs (for acquisitions classified as business combinations); gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; executive transition costs associated with named executive officers; and, for periods prior to 10/1/22, demolition costs on redevelopment and nonrecurring improvements and executive transition costs associated with other senior management team members.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income or loss available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those

39	4Q 2024 Supplemental Information Package

COPT Defense Properties
Definitions
securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income or loss adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income or loss computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as debt reported on our consolidated balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that this measure is useful to investors as it represents our total outstanding debt, including our share of unconsolidated joint venture debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) certain events occurring in a three month period to reflect Adjusted EBITDA as if the events occurred at the beginning of such period, including: (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a period made in order to reflect a full period of ownership/operations; (b) properties removed from service or in which we disposed of interests; (c) significant mid-period occupancy changes associated with properties recently placed in service as if such occupancy changes occurred at the beginning of such period; and (2) adjustments to deferred rental revenue associated with changes in our assessment of collectability. The measure also includes adjustments for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that the pro forma adjustments described above are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance and ability to repay outstanding debt from operations, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the other items noted above that we believe are not closely correlated with our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We use net debt for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt adjusted for fully-leased investment properties
Defined as Net debt less costs incurred on properties under development and on operating property acquisitions that were 100% leased. We believe that this supplemental measure is useful in providing investors the impact to our debt of these fully leased properties that are not yet contributing to our adjusted EBITDA. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

40	4Q 2024 Supplemental Information Package

COPT Defense Properties
Definitions

Net debt to Adjusted book
Defined as Net debt divided by Adjusted book (defined above).

Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt adjusted for fully-leased investment properties divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT Defense’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Property groupings and individual properties.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership to the extent they are dilutive in the respective FFO per share numerators divided by (2) the respective non-GAAP measures.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Property NOI from real estate operations and Same Property cash NOI from real estate operations
Defined as NOI, or Cash NOI, from real estate operations of Same Property groupings.  We believe that these are important supplemental measures of Same Property operating performance for the same reasons discussed above for NOI from real estate operations and Cash NOI from real estate operations.

41	4Q 2024 Supplemental Information Package

COPT Defense Properties
Definitions
Other Definitions
Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.
Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of ARR allocable to COPT Defense’s ownership interest. We consider ARR to be a useful measure for analyzing revenue sources because, since it is point-in-time based, it does not contain increases and decreases in revenue associated with periods in which lease terms were not in effect; historical revenue under GAAP does contain such fluctuations. We find the measure particularly useful for leasing, tenant, segment and industry analysis. In instances in which we report ARR per occupied square foot, the measure excludes revenue from leases not associated with our buildings.
Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.
Cash Rent — Includes monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (average for first 12 months of term for new or renewed leases or as of lease expiration for expiring leases). We believe that cash rent is a useful measure for evaluating the rental rates at the time rent payments commence for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Committed Cost per Square Foot — Includes tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions and estimated turn key costs and excludes lease incentives. We believe this is a useful measure for evaluating our costs associated with obtaining new leases.
Compound Annual Growth Rate — For renewed space, represents the compound annual growth rate between the first year cash rent of the expired lease and the first year cash rent of the renewal lease.
Debt to Net Income Ratio — Represents debt reported on our consolidated balance sheet divided by net income for the three month period that is annualized by multiplying by four. We do not present this ratio for periods with a net loss.
Defense/IT Portfolio — Represents properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions.
Development Properties — Properties under, or contractually committed for, development.
Equity Market Capitalization — Defined as the sum of: (1) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (2) the liquidation value of preferred shares and preferred units in our operating partnership.
First Generation Space — Newly-developed or redeveloped space that has never been occupied.
Investment Space Leased — Includes vacant space leased within two years of the shell completion date for development properties or acquisition date for operating property acquisitions.
Net Income to Interest Expense Ratio — Represents net income reported on our consolidated statements of operations divided by interest expense. We do not present this ratio for periods with a net loss.
Net Income Payout Ratio — Defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership divided by (2) net income. We do not present this ratio for periods with a net loss.
Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).
Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.
Same Property — Operating properties stably owned and 100% operational since at least 1/1/23.
Second Generation Space — Space leased that has been previously occupied.
Straight-line Rent — Includes annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that straight-line rent is a useful measures for evaluating the rental rates over the related lease terms for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Total Market Capitalization — Defined as the sum of: (1) consolidated outstanding debt, excluding discounts, premiums and deferred financing costs; (2) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (3) the liquidation value of preferred shares and preferred units in our operating partnership.
Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.
Vacancy Leasing Activity Ratio — Square footage associated with prospective tenants for vacant square feet in service divided by total vacant square feet in service.
Vacant Space Leased — Includes leasing of vacated second-generation space and vacant space leased in development properties and operating property acquisitions after two years from such properties’ shell completion or acquisition date.

42	4Q 2024 Supplemental Information Package

NEWS RELEASE

IR Contacts:
Venkat Kommineni, CFA	Michelle Layne
443.285.5587	443.285.5452
venkat.kommineni@copt.com	michelle.layne@copt.com

COPT Defense Reports Strong Full Year 2024 Results
_______________________________________________________________

EPS of $1.23 for Full Year
FFO per Share, as Adjusted for Comparability, of $2.57
Increased 6.2% Over 2023 Results

Total Portfolio 93.6% Occupied and 95.1% Leased
Defense/IT Portfolio 95.6% Occupied and 96.8% Leased

For the year, Same Property Cash NOI Increased 9.1%
The Company’s Highest Increase Ever Reported
_______________________________________________________________

Exceeded Leasing Goals in 2024
Total Leasing of 3.2 million SF

500,000 SF of Vacancy Leasing
Exceeded Annual Target of 400,000 SF

Tenant Retention of 86%
Highest Annual Retention Rate in Over 20 Years
_______________________________________________________________

Solid Investment Activity
Committed $212 million of Capital to New Investments
124,000 SF of Investment Leasing
_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) February 6, 2025 - COPT Defense Properties (“COPT Defense” or the “Company”) (NYSE: CDP) announced results for the fourth quarter and full year ended December 31, 2024.

i

Management Comments

Stephen E. Budorick, COPT Defense’s President & Chief Executive Officer, commented, “Our Defense/IT investment strategy, which concentrates our portfolio near priority U.S. defense installations, continued to generate excellent results in 2024. The success of our differentiated strategy is evident in our occupancy rate of 93.6%, which is roughly 700 basis points higher than the Office sector, while occupancy in our Defense/IT Portfolio is even higher at 95.6%. We generated FFO per share growth of 6.2%, our second highest annual growth rate since 2015, which was driven by record performance in our Same Property portfolio, placing highly leased developments into service, and achieving our highest tenant retention rate in over 20 years of 86%.

We achieved a milestone in 2024 as we executed on our first acquisitions since 2015. We leveraged our investment-grade rated balance sheet to execute on several strategic and opportunistic investments, which serve to strengthen our relationship with the U.S. Government and top defense contractors, and will be accretive to shareholder value. The operating assets were acquired at significant discounts to replacement cost and provide strong going-in cash yields, while the development land provides an opportunity to expand our data center shell portfolio over the medium to long term.

We have generated FFO per share growth in each of the past six years, which amounts to a compound annual growth rate of 4.8% between 2019 to 2024. Looking forward, our guidance implies continued growth in 2025, with FFO per share growth of 3.5% at the midpoint, generated by continued strong performance of our portfolio.”

Financial Highlights

4th Quarter Financial Results:
>Diluted earnings per share (“EPS”) was $0.31 for the quarter ended December 31, 2024, compared to $0.30 for the quarter ended December 31, 2023.

>Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition was $0.64 for the quarter ended December 31, 2024, compared to $0.62 for the quarter ended December 31, 2023.

>FFOPS, as adjusted for comparability, was $0.65 for the quarter ended December 31, 2024, compared to $0.62 for the quarter ended December 31, 2023.

Full Year 2024 Financial Results:
>EPS for the year ended December 31, 2024 was $1.23 as compared to $(0.67) for 2023.

>Per Nareit’s definition, FFOPS for 2024 was $2.57 as compared to $2.41 for 2023.

>FFOPS, as adjusted for comparability, for 2024 was $2.57 as compared to $2.42 for 2023.

Operating Performance Highlights

Operating Portfolio Summary:
>At December 31, 2024, the Company’s 24.5 million square foot total portfolio was 93.6% occupied and 95.1% leased, which includes the 22.4 million square foot Defense/IT Portfolio that was 95.6% occupied and 96.8% leased.

>During the quarter and year ended December 31, 2024, the Company placed into service 225,000 and 399,000 square feet, respectively, of developments that were 100% and 83% leased, respectively, as of year end.

Same Property Performance:
>At December 31, 2024, the Company’s 22.2 million square foot Same Property portfolio was 94.1% occupied and 95.4% leased.

>The Company’s Same Property cash NOI increased 10.0% and 9.1% for the three months and year ended December 31, 2024, respectively, compared to the same periods in 2023.

Leasing:
>Total Square Feet Leased: For the quarter ended December 31, 2024, the Company leased 709,000 square feet, including 561,000 square feet of renewals, 114,000 square feet of vacancy leasing, and 34,000 square feet of investment leasing. For the year ended December 31, 2024, the Company executed 3.2 million square feet of total leasing, including 2.6 million square feet of renewals, 500,000 square feet of vacancy leasing, and 124,000 square feet of investment leasing.

>Tenant Retention Rates: During the quarter and year ended December 31, 2024, the Company renewed 93.0% and 86.0%, respectively, of expiring square feet in its total portfolio and renewed 95.9% and 88.6%, respectively, of expiring square feet in its Defense/IT Portfolio.

>Rent Spreads and Average Escalations on Renewing Leases: For the quarter and year ended December 31, 2024, straight-line rents on renewals increased 5.5% and 8.6%, respectively, and cash rents on renewed space decreased 0.2% and increased 0.6%, respectively, while annual escalations on renewing leases averaged 2.7% and 2.4%, respectively.

>Lease Terms: In the quarter ended December 31, 2024, lease terms averaged 3.5 years on renewing leases, 7.4 years on vacancy leasing, and 5.9 years on investment leasing. For the year ended December 31, 2024, lease terms averaged 3.9 years on renewing leases, 7.7 years on vacancy leasing, and 8.2 years on investment leasing.

Investment Activity Highlights
>Development Pipeline: The Company’s development pipeline consists of four properties totaling 606,000 square feet that were 75% leased as of December 31, 2024. These projects represent a total estimated investment of $252.9 million, of which $67.4 million was spent.

Balance Sheet and Capital Transaction Highlights
>For the quarter ended December 31, 2024, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.7x.

>At December 31, 2024, the Company’s net debt to in-place adjusted EBITDA ratio was 6.0x and its net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio was 5.9x.

>At December 31, 2024, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.3% with a weighted average maturity of 4.7 years, and 100% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its fourth quarter and full year 2024 conference call; the presentation can be viewed and downloaded from the ‘Financial Info – Financial Results’ section of COPT Defense’s Investors website:
https://investors.copt.com/financial-information/financial-results

2025 Guidance
The Company details its initial full year and first quarter guidance, with supporting assumptions, in a separate press release issued concurrently with this press release; that release can be found in the ‘News & Events – Press Releases’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/press-releases

Conference Call Information
Management will discuss fourth quarter and full year 2024 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date: Friday, February 7, 2025
Time: 12:00 p.m. Eastern Time

Participants must register for the conference call at the link below to receive the dial-in number and personal pin. Registering only takes a few moments and provides direct access to the conference call without waiting for an operator. You may register at any time, including up to and after the call start time:
https://register.vevent.com/register/BI959f6e09b0064c679a6d9d437eec49c7

The conference call will also be available via live webcast in the ‘News & Events – IR Calendar’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/ir-calendar

Replay Information
A replay of the conference call will be immediately available via webcast only on COPT Defense’s Investors website and will be maintained on the website for approximately 90 days after the conference call.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT Defense
COPT Defense, an S&P MidCap 400 Company, is a self-managed REIT focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (referred to as its Defense/IT Portfolio). The Company’s tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. As of December 31, 2024, the Company’s Defense/IT Portfolio of 195 properties, including 24 owned through unconsolidated joint ventures, encompassed 22.4 million square feet and was 96.8% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

v

COPT Defense Properties
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
Revenues
Lease revenue	$169,765	$160,337	$671,366	$619,847
Other property revenue	1,641	1,225	6,351	4,956
Construction contract and other service revenues	12,027	18,167	75,550	60,179
Total revenues	183,433	179,729	753,267	684,982
Operating expenses
Property operating expenses	66,964	64,577	266,001	247,385
Depreciation and amortization associated with real estate operations	38,821	36,735	153,640	148,950
Construction contract and other service expenses	11,519	17,167	73,265	57,416
Impairment losses	—	—	—	252,797
General and administrative expenses	8,429	8,240	33,555	31,105
Leasing expenses	2,243	2,308	9,233	8,932
Business development expenses and land carry costs	1,171	797	4,250	2,732
Total operating expenses	129,147	129,824	539,944	749,317
Interest expense	(20,391)	(20,383)	(82,151)	(71,142)
Interest and other income, net	2,331	5,659	12,661	12,587
Gain on sales of real estate	—	—	—	49,392
Income (loss) before equity in income (loss) of unconsolidated entities and income taxes	36,226	35,181	143,833	(73,498)
Equity in income (loss) of unconsolidated entities	217	(240)	397	(261)
Income tax benefit (expense)	24	(121)	(288)	(588)
Net income (loss)	36,467	34,820	143,942	(74,347)
Net (income) loss attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(681)	(576)	(2,694)	1,306
Other consolidated entities	(665)	(592)	(2,319)	(428)
Net income (loss) attributable to common shareholders	$35,121	$33,652	$138,929	$(73,469)

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income (loss) attributable to common shareholders	$35,121	$33,652	$138,929	$(73,469)
Amount allocable to share-based compensation awards	(103)	(100)	(421)	(1,199)
Numerator for diluted EPS	$35,018	$33,552	$138,508	$(74,668)
Denominator:
Weighted average common shares - basic	112,347	112,199	112,296	112,178
Dilutive effect of share-based compensation awards	711	432	603	—
Dilutive exchangeable debt	664	—	—	—
Weighted average common shares - diluted	113,722	112,631	112,899	112,178
Diluted EPS	$0.31	$0.30	$1.23	$(0.67)

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$36,467	$34,820	$143,942	$(74,347)
Real estate-related depreciation and amortization	38,821	36,735	153,640	148,950
Impairment losses on real estate	—	—	—	252,797
Gain on sales of real estate	—	—	—	(49,392)
Depreciation and amortization on unconsolidated real estate JVs	745	805	3,056	3,217
Funds from operations (“FFO”)	76,033	72,360	300,638	281,225
FFO allocable to other noncontrolling interests	(1,050)	(972)	(3,855)	(3,978)
Basic FFO allocable to share-based compensation awards	(614)	(513)	(2,417)	(1,940)
Basic FFO available to common share and common unit holders (“Basic FFO”)	74,369	70,875	294,366	275,307
Redeemable noncontrolling interests	—	—	1,963	(58)
Diluted FFO adjustments allocable to share-based compensation awards	47	38	188	150
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	74,416	70,913	296,517	275,399
Executive transition costs	58	188	285	518
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	(1)	(2)	(4)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	74,473	71,100	296,800	275,913
Straight line rent adjustments and lease incentive amortization	2,950	313	10,824	6,518
Amortization of intangibles and other assets included in net operating income (“NOI”)	211	26	755	50
Share-based compensation, net of amounts capitalized	2,617	2,318	10,443	8,544
Amortization of deferred financing costs	671	681	2,708	2,580
Amortization of net debt discounts, net of amounts capitalized	1,041	1,004	4,110	2,994
Replacement capital expenditures	(34,134)	(21,498)	(103,984)	(93,494)
Other	73	336	566	(84)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$47,902	$54,280	$222,222	$203,021
Diluted FFO per share	$0.64	$0.62	$2.57	$2.41
Diluted FFO per share, as adjusted for comparability	$0.65	$0.62	$2.57	$2.42
Dividends/distributions per common share/unit	$0.295	$0.285	$1.18	$1.14

COPT Defense Properties
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	December 31, 2024	December 31, 2023
Balance Sheet Data
Properties, net of accumulated depreciation	$3,630,526	$3,503,678
Total assets	$4,254,191	$4,246,966
Debt per balance sheet	$2,391,755	$2,416,287
Total liabilities	$2,693,624	$2,699,631
Redeemable noncontrolling interests	$23,974	$23,580
Total equity	$1,536,593	$1,523,755
Debt to assets	56.2%	56.9%
Net debt to adjusted book	40.4%	40.6%

Defense/IT Portfolio Data (as of period end)
Number of operating properties	195	190
Total operational square feet (in thousands)	22,391	21,719
% Occupied	95.6%	96.2%
% Leased	96.8%	97.2%

For the Three Months Ended December 31,	For the Years Ended December 31,
2024	2023	2024	2023
GAAP
Payout ratio:
Net income	93.0%	93.7%	94.2%	N/A
Debt ratios:
Net income to interest expense ratio	1.8	x	1.7	x	1.8	x	N/A
Debt to net income ratio	16.4	x	17.3	x	N/A	N/A
Non-GAAP
Payout ratios:
Diluted FFO	45.2%	45.7%	45.4%	47.1%
Diluted FFO, as adjusted for comparability	45.2%	45.6%	45.4%	47.0%
Diluted AFFO	70.3%	59.7%	60.6%	63.9%
Debt ratios:
Adjusted EBITDA fixed charge coverage ratio	4.7	x	4.4	x	4.7	x	4.7	x
Net debt to in-place adjusted EBITDA ratio	6.0	x	6.1	x	N/A	N/A
Net debt adj. for fully-leased investment properties to in-place adj. EBITDA ratio	5.9	x	6.0	x	N/A	N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	113,722	112,631	112,899	112,178
Weighted average common units	1,664	1,514	1,672	1,509
Dilutive effect of additional share-based compensation awards	—	—	—	424
Redeemable noncontrolling interests	—	—	842	38
Denominator for diluted FFO per share and as adjusted for comparability	115,386	114,145	115,413	114,149

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
Numerators for Payout Ratios
Dividends on unrestricted common and deferred shares	$33,167	$31,998	$132,628	$127,978
Distributions on unrestricted common units	491	430	1,987	1,725
Dividends and distributions on restricted shares and units	248	209	1,000	828
Total dividends and distributions for GAAP payout ratio	33,906	32,637	135,615	130,531
Dividends and distributions on antidilutive shares and units	(250)	(212)	(1,006)	(835)
Dividends and distributions for non-GAAP payout ratios	$33,656	$32,425	$134,609	$129,696

Reconciliation of net income (loss) to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income (loss)	$36,467	$34,820	$143,942	$(74,347)
Interest expense	20,391	20,383	82,151	71,142
Income tax (benefit) expense	(24)	121	288	588
Real estate-related depreciation and amortization	38,821	36,735	153,640	148,950
Other depreciation and amortization	589	619	2,375	2,445
Impairment losses on real estate	—	—	—	252,797
Gain on sales of real estate	—	—	—	(49,392)
Adjustments from unconsolidated real estate JVs	1,681	1,911	6,820	6,917
EBITDAre	97,925	94,589	389,216	359,100
Credit loss (recoveries) expense	(113)	(1,288)	383	(611)
Business development expenses	758	445	2,548	1,393
Executive transition costs	58	188	638	824
Net gain on other investments	—	—	(488)	(25)
Adjusted EBITDA	98,628	93,934	$392,297	$360,681
Pro forma NOI adjustment for property changes within period	528	1,341
Change in collectability of deferred rental revenue	1,646	(198)
In-place adjusted EBITDA	$100,802	$95,077

Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$22,912	$7,850	$69,505	$74,912
Building improvements	10,942	14,762	28,294	25,976
Leasing costs	2,629	2,440	12,342	9,634
Net exclusions from tenant improvements and incentives	(7)	(189)	(3)	(12,170)
Excluded building improvements and leasing costs	(2,342)	(3,365)	(6,154)	(4,858)
Replacement capital expenditures	$34,134	$21,498	$103,984	$93,494

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
Reconciliation of interest expense to the denominator for fixed charge coverage-Adjusted EBITDA
Interest expense	$20,391	$20,383	$82,151	$71,142
Less: Amortization of deferred financing costs	(671)	(681)	(2,708)	(2,580)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,041)	(1,004)	(4,110)	(2,994)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	872	819	3,305	3,188
Scheduled principal amortization	455	763	2,334	3,052
Capitalized interest	928	1,028	2,872	4,479
Denominator for fixed charge coverage-Adjusted EBITDA	$20,934	$21,308	$83,844	$76,287

Reconciliation of net income (loss) to NOI from real estate operations, same property NOI from real estate operations and same property cash NOI from real estate operations
Net income (loss)	$36,467	$34,820	$143,942	$(74,347)
Construction contract and other service revenues	(12,027)	(18,167)	(75,550)	(60,179)
Depreciation and other amortization associated with real estate operations	38,821	36,735	153,640	148,950
Construction contract and other service expenses	11,519	17,167	73,265	57,416
Impairment losses	—	—	—	252,797
General and administrative expenses	8,429	8,240	33,555	31,105
Leasing expenses	2,243	2,308	9,233	8,932
Business development expenses and land carry costs	1,171	797	4,250	2,732
Interest expense	20,391	20,383	82,151	71,142
Interest and other income, net	(2,331)	(5,659)	(12,661)	(12,587)
Gain on sales of real estate	—	—	—	(49,392)
Equity in (income) loss of unconsolidated entities	(217)	240	(397)	261
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income (loss) of unconsolidated entities	1,898	1,671	7,217	6,659
Income tax (benefit) expense	(24)	121	288	588
NOI from real estate operations	106,340	98,656	418,933	384,077
Non-Same Property NOI from real estate operations	(7,997)	(3,802)	(27,864)	(7,238)
Same Property NOI from real estate operations	98,343	94,854	391,069	376,839
Straight line rent adjustments and lease incentive amortization	7,093	3,142	16,492	7,030
Amortization of acquired above- and below-market rents	(69)	(121)	(276)	(536)
Lease termination fees, net	(864)	(717)	(3,451)	(3,745)
Tenant funded landlord assets and lease incentives	(5,871)	(7,541)	(18,501)	(26,378)
Cash NOI adjustments in unconsolidated real estate JVs	(147)	(124)	(511)	(544)
Same Property Cash NOI from real estate operations	$98,485	$89,493	$384,822	$352,666

x

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	December 31, 2024	December 31, 2023
Reconciliation of total assets to adjusted book
Total assets	$4,254,191	$4,246,966
Accumulated depreciation	1,537,293	1,400,162
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	228,154	228,484
COPT Defense’s share of liabilities of unconsolidated real estate JVs	61,294	60,583
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	12,817	9,528
Less: Property - operating lease liabilities	(49,240)	(33,931)
Less: Property - finance lease liabilities	(391)	(415)
Less: Cash and cash equivalents	(38,284)	(167,820)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(2,053)	(852)
Adjusted book	$6,003,781	$5,742,705

	December 31, 2024	December 31, 2023
Reconciliation of debt to net debt and net debt adjusted for fully-leased investment properties
Debt per balance sheet	$2,391,755	$2,416,287
Net discounts and deferred financing costs	23,262	28,713
COPT Defense’s share of unconsolidated JV gross debt	53,750	52,613
Gross debt	2,468,767	2,497,613
Less: Cash and cash equivalents	(38,284)	(167,820)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(2,053)	(852)
Net debt	2,428,430	2,328,941
Costs incurred on fully-leased development properties	(18,774)	(53,914)
Costs incurred on fully-leased operating property acquisitions	(17,034)	—
Net debt adjusted for fully-leased investment properties	$2,392,622	$2,275,027

INVESTOR RELATIONS

For help with questions about the Company, or for additional corporate information, please contact:

Venkat Kommineni, CFA
Vice President, Investor Relations

Michelle Layne
Manager, Investor Relations

COPT Defense Properties
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone: 443.285.5400
Facsimile: 443.285.7650
Email: ir@copt.com

CDP
LISTED
NYSE

COPT DEFENSE
PROPERTIES